EX-16

                      LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

                                    Smith & Company
                             10 West 100 South, Suite 700
                            Salt Lake City, Utah 84101-1544
                                     (801) 575-8297


October 30, 2002


U.S. Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  JustWebit.com, Inc.
     SEC File No. 33-5902

Ladies and Gentlemen:

We were previously principal accountants for Justwebit.com. Inc., and on March 25, 2002, we reported on the financial statements of Justwebit.com, Inc. as of December 31, 2001 and 2000, and for the two years ended December 31, 2001 and 2000. On August 19, 2002, we were dismissed as principal accountants. We have read Item 4 of the 8-K dated October 30, 2002 for Justwebit.com, Inc. and agree with the statements contained therein regarding Smith & Company.

Very truly yours,

Smith & Company


By: Roger B. Kennard
Roger B. Kennard